Exhibit 3.1

AMENDED AND RESTATED
BY-LAWS
OF
AEGION CORPORATION

(dated August 1, 2015)

ARTICLE 1. OFFICES

The registered office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle. The Corporation may also have such other offices, either within or without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may designate or as the business of the Corporation may from time to time require.

ARTICLE 2. STOCKHOLDERS

2.01.    Annual Meeting.

The annual meeting of the stockholders shall be held at such time and upon such date in each year as the Board may determine, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday such meeting shall be held on the next succeeding business day.

2.02.    Special Meeting.

Special meetings of the stockholders, for any purpose or purposes, may be called by the Board.

2.03.    Place of Meeting.

All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the meeting pursuant to Section 2.02 and specified in the respective notices or waivers of notice hereof.

2.04.    Notice of Meeting.

Written or printed notice stating (a) the place, day and hour of the meeting and, (b) in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail or sent by electronic transmission by the Secretary or any Assistant Secretary of the Corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon pre-paid. No business shall be conducted at a special meeting of stockholders other than business that is specified in the notice of meeting (or any supplement thereto).

To the extent permitted by the Delaware General Corporation Law (“DGCL”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these By-laws shall be effective if given by a form of electronic transmission if consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices by the Corporation in accordance with such consent, and (b) such inability becomes known to the Secretary or any Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission, as described above, shall be deemed given if by: (i) facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) any other form of electronic transmission, when directed to the stockholder.

“Electronic transmission” for purposes of these By-laws shall mean any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
2.05.    Waiver of Notice.

Any stockholder entitled to notice of a meeting pursuant to any provision of these By-laws may waive such notice (i) in a writing specifically waiving such notice, including a writing by electronic transmission, whether before or after the time stated in the notice or (ii) by attending the meeting, unless the stockholder attends such meeting for the express purpose of objecting, in writing at the beginning of the meeting, to the transaction of any business at the meeting because the meeting was not lawfully called and convened.
2.06.    Fixing of Record Date.

In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 2.06 at the adjourned meeting.
In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
2.07.    Voting Lists.

The officer or agent having charge of the stock transfer books for shares of stock of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each (but not the electronic mail address or other electronic contact information, unless the Secretary of the Corporation so directs). Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. The list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.  The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at the meeting of stockholders.
2.08.    Quorum; Postponements and Adjournments.

At any meeting of stockholders, the holders of a majority of the voting power of all of the shares of stock of the Corporation entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or by the rules of any stock exchange upon which the Corporation’s securities are listed. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date, or time. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally notified. Once a quorum is established, the stockholders present at the meeting may continue to transact business until adjournment.

Any meeting of stockholders may be postponed by action of the Board at any time in advance of such meeting. Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place. The chairman of the meeting shall have the power to adjourn any meeting of stockholders without a vote of the stockholders, including an adjournment if a quorum shall fail to attend any meeting as contemplated by the preceding paragraph. When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, date and time of the adjourned meeting shall be given as provided in Section 2.04. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
2.09.    Proxies.

At all meetings of stockholders, a stockholder entitled to vote at any meeting may vote either in person or by proxy authorized by an instrument in writing (or in such other manner permitted by applicable law, including electronic transmission) executed by the stockholder or by his duly authorized attorney-in-fact and filed in accordance with the procedure established for the meeting. No proxy shall be valid more than three years past its execution date unless specifically provided otherwise in the proxy. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 2.09 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, if such copy, facsimile telecommunication or other reproduction is a complete reproduction of the entire original writing or transmission.
2.10.    Voting.

Each stockholder entitled to vote at a meeting of the stockholders shall be entitled to one vote, in person or by proxy, as applicable, for each share of stock entitled to vote held by such stockholder. Except as otherwise required by applicable law or the rules of any stock exchange upon which the Corporation’s securities are listed, these By-laws or the Certificate of Incorporation, any business to be transacted at a meeting of the stockholders at which a quorum is present, other than the election of directors, shall be determined by a majority of the affirmative votes cast, either in person or represented by proxy, by the stockholders entitled to vote thereon.

Except as provided in Section 3.13, each director shall be elected at a meeting of the stockholders at which a quorum is present by a majority of the votes cast with respect to the director, either in person or represented by proxy, by the stockholders entitled to vote on the election of directors; provided, that if as of a date that is 14 days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The Corporate Governance and Nominating Committee has established procedures under which any director who is not elected by the standard set forth in this Section shall tender his or her resignation to the Board.

For purposes of determining whether a plurality or majority vote has been achieved for purposes of this Section, only votes cast “for,”  “withheld” or “against” are included. Abstentions and broker non-votes are not considered votes cast. For example, in an election of directors, a majority of the votes cast means that the number of shares voted “for” a director must exceed the aggregate number of votes withheld from or cast against that director.

Directors shall hold office until the next annual meeting and until their successors shall be duly elected and qualified. Directors need not be stockholders. If, for any cause, the Board shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these By-laws.
2.11.    Business at Meetings.

At each annual meeting, the stockholders shall elect the directors and shall conduct only such other business as shall have been properly brought before the meeting. To be properly brought before an annual meeting, all business, including nominations of candidates for and the election of directors and whether such business is intended to be included in the Corporation’s proxy statement, subject to independent proxy solicitation or presented directly at the meeting, must be (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board (or any duly authorized committee thereof), or (c) otherwise properly brought before the meeting by a stockholder of the Corporation who (i) was a stockholder of record at the time of giving the notice provided for in this Section 2.11 or Section 2.12 of these By-laws, as applicable, (ii) is entitled to vote at the meeting, and (iii) complied with the notice procedures set forth in this Section 2.11 or in Section 2.12 of these By-laws, as applicable.

For business other than nominations of candidates for and the election of directors to be properly brought before a meeting by a stockholder pursuant to clause (iii) of the preceding paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal executive office of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed to and received by the Secretary of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder, to be timely, must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined herein) of the date of such meeting is first made.

Such stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below) covered by clause (b)(iii) below or on whose behalf the proposal is made; (b) as to the stockholder giving the notice and any Stockholder Associated Person covered by clause (b)(iii) below or on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of any Stockholder Associated Person, (ii) the class and number of shares of capital stock of the Corporation that are owned beneficially or of record by such stockholder and by any Stockholder Associated Person as of the date such notice is given, (iii) any derivative positions held or beneficially held by the stockholder and by any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities, and (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to propose such business; (c) in the event that such business includes a proposal to amend the by-laws of the Corporation, the language of the proposed amendment; and (d) if the stockholder intends to solicit proxies in support of such stockholder’s proposal, a representation to that effect.

Notwithstanding anything in these By-laws to the contrary and not including nominations of candidates for and the election of directors, which are governed by Section 2.12 of these By-laws, no business shall be conducted at any meeting except in accordance with this Section 2.11, and the Chairman of the Board or other person presiding at a meeting of stockholders may refuse to permit any business to be brought before a meeting without compliance with the foregoing procedures or if the stockholder solicits proxies in support of such stockholder’s proposal without such stockholder having made the representation required by clause (d) of the preceding paragraph of this Section 2.11. If a stockholder does not appear or send a qualified representative (as defined below) to present his proposal at such meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

For the purposes of Sections 2.11 and 2.12, (1) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act; (2) “Stockholder Associated Person” of any stockholder means (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person; and (3) to be considered a “qualified representative” of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

Notwithstanding the foregoing provisions of this Section 2.11, a stockholder seeking to include a proposal in a proxy statement that has been prepared by the Corporation to solicit proxies for a meeting shall comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11.

In no event shall the adjournment or postponement of a meeting commence a new time period for the giving of a stockholder’s notice as described in this Section 2.11 or Section 2.12.
2.12.    Notice of Stockholder Nominations.

Nominations of persons for election as directors may be made by the Board or by any stockholder who is a stockholder of record at the time of giving the notice of nomination provided for in this Section 2.12 and who is entitled to vote in the election of directors. Any stockholder of record entitled to vote in the election of directors at a meeting may nominate a person or persons for election as directors only if timely written notice of such stockholder’s intent to make such nomination is given to the Secretary of the Corporation at the principal executive office of the Corporation in accordance with the procedures for bringing nominations before an annual meeting set forth in this Section 2.12. To be timely, a stockholder’s notice shall be delivered (a) with respect to an election to be held at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder, to be timely, must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined in Section 2.11 of these By-laws) is first made of the date of such meeting, and (b) with respect to an election to be held at a special meeting of stockholders, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees to be elected at such meeting.

Such stockholder’s notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination as they appear on the Corporation’s books, the person or persons to be nominated and the name and address of any Stockholder Associated Person (as defined in Section 2.11) covered by clause (c) below or on whose behalf the nomination is made; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting in such election and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) (i) the class and number of shares of capital stock of the Corporation that are owned beneficially or of record by such stockholder and by any Stockholder Associated Person as of the date such notice is given and (ii) any derivative positions held or beneficially held by the stockholder and by any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities; (d) a description of all arrangements or understandings between or among the stockholder, any Stockholder Associated Person, each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (e) such other information regarding each nominee proposed by such stockholder as would have been required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act; (f) the consent of each nominee to serve as a director if so elected; and (g) if the stockholder intends to solicit proxies in support of such stockholder’s nominee(s), a representation to that effect. The Corporation may require any person or persons to be nominated to submit to an in-person interview and/or furnish such other information as it may reasonably require, including, without limitation, the timely submission of a questionnaire, representation and agreement in the form requested by the Corporation, to determine the eligibility of such person or persons to serve as a director of the Corporation.

The chairman of any meeting of stockholders to elect directors and the Board may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the stockholder solicits proxies in support of such stockholder’s nominee(s) without such stockholder having made the representation required by clause (g) of the preceding paragraph. If a stockholder does not appear or send a qualified representative (as defined in Section 2.11) to present the nomination at such meeting, the Corporation need not present such nomination for a vote at such meeting, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

Notwithstanding anything in this Section 2.12 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board made by the Corporation at least 60 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered not later than the close of business on the 10th day following the day on which such public announcement of the date of such meeting is first made.
2.13.    Minutes of Meetings.

The Corporation shall keep minutes of the proceedings of its stockholders in paper or electronic form.

ARTICLE III. BOARD OF DIRECTORS

3.01.    General Powers.

The business and affairs of the Corporation shall be managed by the Board. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these By-laws and the laws of the State of Delaware.
3.02.    Number of Directors.

The Board shall consist of no less than six (6) directors and no more than fifteen (15) directors. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time pursuant to a resolution adopted by a majority of all directors then serving.
3.03.    Regular Meetings.

The Board may provide, by resolution, the time and place for the holding of regular meetings without other notice than such resolution.
3.04.    Special Meetings.

Special meetings of the Board may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President or any two directors. The person or persons authorized to call special meetings of the Board may fix the place either within or outside the State of Delaware, for holding any special meeting of the Board called by such person or persons.
3.05.    Presence at Meetings.

Directors may participate in any meeting of the Board, or any meeting of a committee of the Board of which they are members, by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.
3.06.    Notice of Meeting.

Notice of any special meeting of the Board shall be given at least 24 hours prior to the meeting by written notice delivered personally, by United States mail to each director at such director’s mailing address or by telecopy, facsimile or electronic transmission. If notice be given by United States mail, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telecopy, facsimile or electronic transmission, such notice shall be deemed to be delivered on the date set forth on the transmission.
3.07.    Waiver of Notice.

Any director entitled to notice of a meeting pursuant to any provision of these By-laws may waive such notice (i) in a writing specifically waiving such notice, including a writing by electronic transmission, whether before or after the time stated in the notice or (ii) by attending the meeting, unless the director attends such meeting for the express purpose of objecting, in writing at the beginning of the meeting, to the transaction of any business at the meeting because the meeting was not lawfully called and convened.
3.08.    Quorum.

A majority of the number of directors then in office at the time of any regular or special meeting shall constitute a quorum for the transaction of business at such meeting; provided, however, that if such majority constitutes less than one-third (⅓) of the total number of directors then fixed by resolution of the Board pursuant to Section 3.02, then a quorum shall constitute one-third (⅓) of the number of directors so fixed. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice until a quorum is present.
3.09.    Manner of Acting.

At any meeting of the Board, business shall be transacted in such order and manner as the Board may from time to time determine, and, except as otherwise expressly required by law, all matters shall be determined by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present.  The directors shall act only as a Board, and the individual directors shall have no power as such.
3.10.    Action Without a Meeting.

Unless otherwise restricted by statute, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing is filed with the minutes of the proceedings of the Board or committee, as the case may be. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. The signature of any director transmitted by telecopy, facsimile or electronic transmission, evidencing such director’s written consent pursuant to this Section 3.10, shall be deemed to be an original signature.
3.11.    Removal of Directors.

Except as otherwise required by law, any or all of the directors may be removed with or without cause by the affirmative vote of holders of a majority of the voting power of the outstanding shares then entitled to vote at an election of directors and only at a meeting called specifically for the purpose of such removal.
3.12.    Resignation.

A director may resign at any time by giving notice in writing or by electronic transmission to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective. A resignation may specify a later effective date or an effective date determined upon the happening of an event or events.
3.13.    Newly Created Directorship and Vacancies.

Except as otherwise provided in the Certificate of Incorporation, any vacancy on the Board resulting from death, resignation, disqualification, removal from office or other cause and any newly created directorship resulting from an increase in the number of directors shall be filled by a majority of the directors then in office, although less than a quorum. Each director so chosen shall hold office until his or her successor shall have been elected and qualified or until he or she shall resign or shall have been removed in the manner herein provided under this Article III.

Notwithstanding the foregoing, the term of office of each director chosen to fill any vacancy or newly created directorship shall expire at the next annual meeting of stockholders or special meeting of stockholders called for the election of all of the directors, unless such director is re-elected by the stockholders.
3.14.    Compensation.

The Board shall have the authority to fix the compensation of directors. Nothing herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

3.15.    Committees.

The Board, by resolution, may designate from among its members an executive committee and other committees, each consisting of one or more directors. Any such committee, to the extent provided in the resolution of the Board and except as otherwise limited by statute, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation. Any such committee shall keep or have kept minutes of its proceedings, which may be kept in paper or electronic form. At any meeting of a committee of the Board, (1) a majority of the committee members shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the committee members present may adjourn the meeting from time to time without further notice, and (2) business shall be transacted in such order and manner as the committee may from time to time determine, and, except as otherwise expressly required by law, all matters shall be determined by the affirmative vote of a majority of the committee members present at a meeting at which a quorum is present.
3.16.    Chairman of the Board.

The Board, by resolution, may designate from among its members a Chairman of the Board and a Vice Chairman of the Board. The Chairman of the Board and the Vice Chairman of the Board positions shall not be officer positions and shall not have operating, executive or independent oversight authority or responsibility. All oversight authority and responsibility is vested in the Board and its designated committees, and executive and operating authority and responsibility is vested in the officers as prescribed from time to time by the Board or these By-laws.

The Chairman of the Board shall preside, when present, at all meetings of the Board and at all meetings of the stockholders and will perform such other duties as may be prescribed from time to time by the Board or these By-laws. The Chairman of the Board shall be an ex officio member of all Board committees. In the absence, death or inability or refusal to act of the Chairman of the Board, the Vice Chairman of the Board shall perform the duties of the Chairman of the Board and, when so acting, shall have all the duties of and be subject to all the restrictions on the Chairman of the Board. The Vice Chairman of the Board shall perform such other duties as may be prescribed from time to time by the Board or these By-laws.
3.17.    Minutes of Meetings.

The Board shall keep or have kept minutes of its proceedings. Minutes may be kept in paper or electronic form.

ARTICLE IV. OFFICERS

4.01.    Designation.

(a)Principal Officers. The principal officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents and a Secretary, each of whom shall be elected by the Board, and such other officers as may be appointed at the discretion of the Board. Any one officer may hold two or more positions.

(b)Other Board - Appointed Officers. The Board (or a designated committee) may appoint such other officers (including a Treasurer), assistant officers and agents as it may deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board.

(c)Distinctive Designations. The Board may assign any distinctive designations (e.g., Senior Vice President, etc.) to any officer of the Corporation. In connection with the appointment of any officer of the Corporation (including principal officers), the Board may determine that such officer, in addition to the title of the office to which such officer is appointed, shall have a further title as the Board may designate, such as Chief Operating Officer, Chief Financial Officer or General Counsel, and the Board may prescribe powers to be exercised and duties to be performed by any such officer to whom any such additional title of office is given in addition to those powers and duties provided for by these By-laws for such office.

(d)Chief Executive Officer Appointments. The Chief Executive Officer may from time to time appoint such officers of operating divisions, and such contracting and attesting officers, of the Corporation as the Chief Executive Officer may deem proper, who shall have such authority, subject to the control of the Board, as the Chief Executive Officer may from time to time prescribe.

4.02.    Term of Office.
The principal officers of the Corporation shall be appointed annually at the first meeting of the Board held after each annual meeting of the stockholders. Each officer who is appointed by the Board shall hold office until such officer’s successor shall have been duly elected and shall have qualified or, if earlier, until such officer’s death or until such officer shall resign or shall have been removed in the manner hereinafter provided under this Article IV. Each other officer and/or agent of the Corporation appointed by the Chief Executive Officer shall hold office for such period as the Chief Executive Officer may from time to time prescribe or, if earlier, until such officer’s death or until such officer shall resign or shall have been removed in the manner hereinafter provided.
4.03.    Removal.

Any officer of the Corporation (whether or not appointed by the Board) may be removed by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract, if any, of the person so removed. In addition, any officer appointed by the Chief Executive Officer may be removed by the Chief Executive Officer whenever in the Chief Executive Officer’s judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract, if any, of the person so removed.

4.04.    Resignation.

Any officer may resign at any time by giving written notice of his or her resignation to the Board, the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, upon receipt thereof by the Board, Chief Executive Officer or the Secretary, as the case may be, and the acceptance of such resignation shall not be necessary to make it effective. Notwithstanding any date and time specified in a notice of resignation, the Board may terminate an officer’s employment sooner than the date and time specified in the officer’s resignation.

4.05.    Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification or otherwise of an officer of the Corporation may be filled by the Board for the unexpired portion of the term. A vacancy in any office because of death, resignation, removal, disqualification or otherwise of any officer appointed by the Chief Executive Officer may be filled by the Chief Executive Officer for the unexpired portion of the term.

4.06.    Chief Executive Officer.

The Chief Executive Officer shall be responsible for the general and active management of the business and affairs of the Corporation, subject to the control of the Board, and shall perform such other duties as the Board may prescribe. The Chief Executive Officer shall implement and carry out all orders and resolutions of the Board and shall be responsible to the Board for the Corporation’s strategic development and operational results and for the conduct of the Corporation’s business and affairs in accordance with policies approved by the Board. The Chief Executive Officer shall have full authority in respect to the signing and execution of deeds, bonds, mortgages, contracts and other instruments of the Corporation; and, in general, to exercise all the powers and authority usually appertaining to the chief executive officer of a corporation. In the absence, death or inability or refusal to act of the Chairman and the Vice Chairman of the Board, the Chief Executive Officer (i) shall preside at all meetings of stockholders and (ii) if a member of the Board, shall preside at all meetings of the Board and otherwise perform all of the duties of the Chairman of the Board.

4.07.    President.

The President shall have equal authority with the Chief Executive Officer to sign and execute deeds, bonds, mortgages, contracts and other instruments of the Corporation. The President shall have all powers and shall perform all duties incident to the office of president of a corporation, including (i) the general authority to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation; and (ii) to remove or suspend any employee or agent who shall have been employed or appointed under the President’s authority or under authority of an officer subordinate to the President. In addition, the President shall perform such other duties as from time to time may be assigned to him by the Board or the Chief Executive Officer. In the absence, death or inability or refusal to act of the Chief Executive Officer, the President shall exercise all the powers and discharge all of the duties of the Chief Executive Officer.

4.08.    Vice President.

In the absence, death or inability or refusal to act of the President, one of the Vice Presidents designated by the Board shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the Board, the Chief Executive Officer or the President.

4.09.    Secretary.

The Secretary shall keep the minutes of the meetings of the stockholders and of the Board in one or more books provided for that purpose. In addition, the Secretary shall (i) ensure that all notices are duly given in accordance with the provisions of these By-laws, (ii) be custodian of the corporate records and of the seal of the Corporation and keep a register of the post office address of each stockholder that shall be furnished to the Secretary by such stockholder, (iii) have general charge of the stock transfer books of the Corporation, and (iv) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board or the Chief Executive Officer.
4.10.    Treasurer.

If elected by the Board, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation. In addition, the Treasurer shall receive and give receipts for monies due and payable to the Corporation from any source, whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these By-laws and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Board or the Chief Executive Officer. If required by the Board, the Treasurer shall give a bond for the faithful discharge of the Treasurer’s duties in such sum and with such surety or sureties as the Board shall determine.
4.11.    Salaries.

The salaries of those principal officers elected or appointed by the Board shall be fixed from time to time by the Board or any duly authorized committee of the Board. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

ARTICLE V. INDEMNIFICATION

5.01.    Indemnification of Directors and Officers.

The Corporation shall, to the fullest extent permitted by the DGCL or any other applicable laws, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation.

Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article V.
5.02.    Contract with the Corporation.

The provisions of Section 1 of this Article V shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while this Article V and the relevant provisions of the General Corporation Law or other applicable laws, if any, are in effect, and any repeal or modification of this Article V or any such law shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

5.03.    Non-Exclusivity.

The right of indemnity provided herein shall not be exclusive and, pursuant to a resolution of the Board, the Corporation may to the full extent permitted by the General Corporation Law, indemnify any other person whom it may indemnify pursuant thereto.

5.04.    Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article V or applicable law.

5.05.    Other Rights of Indemnification.

The indemnification provided or permitted by this Article V shall not be deemed exclusive of any other rights to which those indemnified may be entitled by law or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VI. CONTRACTS, LOANS, CHECKS AND DEPOSITS

6.01.    Contracts.

The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. The Chief Executive Officer may authorize any contracting officer appointed by the Chief Executive Officer pursuant to Section 4.01(d) of Article IV to enter into any contract in the ordinary course of business of the Corporation, or execute and deliver any instrument in connection therewith, in the name and on behalf of the Corporation.

6.02.    Loans.

No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

6.03.    Checks, Drafts, Etc.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board.

6.04.    Deposits.

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board may select.

ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

7.01.    Certificates for Shares.

The shares of stock of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Certificates representing shares of stock the Corporation shall be in such form as shall be determined by the Board. Such certificates shall be signed by the President, as authorized by the Board, the Secretary or such other officers authorized by law and by the Board. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholder, the number of shares and date of issue shall be entered on the stock transfer books of the Corporation. Except as hereinafter provided under this Article VII, all certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled.

7.02.    Transfer of Shares.

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer books of the Corporation which shall be kept at its principal executive office.

The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

7.03.    Lost, Stolen, Destroyed, or Mutilated Certificates.

In the case of loss, theft, destruction or mutilation of any certificate, another certificate may be issued in its place upon proof of such loss, theft, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.

ARTICLE VIII. FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January in each year.

ARTICLE IX. DIVIDENDS

The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTILCE X. SEAL

The Board may provide a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation, year of incorporation and the words, “Corporate Seal.”

ARTICLE XI. SEVERABILITY

If any provision of these By-laws shall be held invalid or unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, the remaining provisions hereof shall remain valid and enforceable in accordance with their terms to the fullest extent permitted by law.

ARTICLE XII. FORUM FOR ADJUDICATION OF INTERNAL CORPORATE CLAIMS

Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, all Internal Corporate Claims shall be brought solely and exclusively in the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware, or, if such other court does not have jurisdiction, the United States District Court for the District of Delaware). “Internal Corporate Claims” means claims, including claims in the right of the Corporation, brought by a stockholder (including a beneficial owner) (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware.
ARTICLE XIII. AMENDMENTS

The Board shall have power without the assent or vote of the stockholders to make, alter, amend, add to or repeal these By-laws. The affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to make, alter, amend, add to or repeal these By-laws.

As adopted by the Board of Directors of the Corporation, effective as of August 1, 2015.

AEGION CORPORATION By: /s/ David F. Morris Name: David F. Morris Title: Secretary